Consent of Independent Accountants


We hereby consent to the use in the Statement of Additional
Information constituting part of this Post-Effective No. 25 to the registration statement on Form N-1A (the
"Registration Statement") of our report dated December 13, 1996, relating to the financial statements and financial highlights of Alliance Growth Fund ("the Fund"), which appears in such Statement of Additional Information, and to the incorporation by reference of our report into the Prospectus relating to Class A, Class B and Class C shares of the Fund (the "Retail Prospectus") and the Prospectus relating to the Advisor Class shares of the Fund (the
"Advisor Class Prospectus") which constitute part of this Registration Statement. We also consent to the references to us under the headings "Statements and Reports," and "Independent Accountants" in such Statement of Additional
Information and to the references to us under the headings
"Financial Highlights" in the Retail Prospectus and
"Conversion Feature-Description of Class A Shares" in the
Advisor Class Prospectus.




Price Waterhouse LLP
1177 Avenue of the Americas
New York, New York 10036
January 30, 1997





















00250184.AR9